UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2012 (January 11, 2012)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030
(Commission File Numbers)	(IRS Employer Identification No.)

4370 Peachtree Road, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2012, Gray Television, Inc. (the “Company”) announced that Robert A. Beizer, the Company’s Vice President for Law and Development and Secretary, will retire effective February 29, 2012. Kevin P. Latek, a partner in the Washington, DC office of Dow Lohnes PLLC who has significant experience representing broadcasting companies, will join the Company as Vice President Law and Development and succeed Mr. Beizer effective March 1, 2012. A copy of the press release announcing Mr. Beizer’s retirement and Mr. Latek’s hiring is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99	Press Release issued by Gray Television, Inc. on January 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

January 11, 2012	By:	/s/ Jackson S. Cowart, IV
Name: Jackson S. Cowart, IV
Title: Chief Accounting Officer and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99	Press release issued by Gray Television, Inc. on January 11, 2012